EXHIBIT 23.1
                         ------------

      [ON Hoffman, Fitzgerald & Snyder, P.C. LETTERHEAD]




                CONSENT OF INDEPENDENT ACCOUNTS'


We consent to the incorporation by reference in this Registration Statement on Form S-8 of INFe.com, Inc. (formerly Infocall Communications Corp.) of our report dated December 3, 1999, except Note G and O which were as of December 23, 1999, and our audits of the financial statements of INFe.com, Inc. as of November 30, 1999 and February 28, 1999, which report appears on page F-2 of the Report on Form 10-SB/A.



    /s/Hoffman, Fitzgerald & Snyder, P.C.


Hoffman, Fitzgerald & Snyder, P.C.
(formerly Hoffman, Morrison & Fitzgerald, P.C.)
McLean, Virginia
February 26, 2001